Exhibit 99.2

RF Specialties, LLC

Audited Financial Statements

December 31, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of RF Specialties, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of RF Specialties, LLC, (the Company) as of December 31, 2022 and 2021, and the related statements of operations, changes in members’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered a net loss from operations and has a net working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

Going Concern

As discussed in Note 1, the Company has a going concern due to a negative working capital and losses from operations.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022

Houston, TX

May 24, 2024

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RF Specialties, LLC

Balance Sheets

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$35,916	$5,571
Accounts Receivable, Net	7,533	23,522
Total Current Assets	43,449	29,093

Property & Equipment, Net	205,492	54,380
Other Asset	-	1,250
Total Assets	$248,941	$84,723

Liabilities and Members’ Equity (Deficit)
Current Liabilities
Accounts Payable	$26,015	$23,083
Loans Payable, current	21,774	31,468
Accrued Expenses	-	3,301
Total Current Liabilities	47,789	57,852
Loans Payable, net of current portion	80,882	35,097

Total Liabilities	128,671	92,949

Members’ Equity (Deficit)
Members’ equity (deficit)	(540,000)	(518,595)
Retained earnings	660,270	510,369
Total Members’ Equity (Deficit)	120,270	(8,226)
Total Liabilities and Members’ Equity (Deficit)	$248,941	$84,723

The accompanying notes are an integral part of these financial statements.

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RF Specialties, LLC

Statements of Operations

For the years ended December 31, 2022 and 2021

	2022	2021

Revenue	$552,792	$296,669

Cost of Revenue	226,120	149,130

Gross Profit	326,672	147,539

Operating Expenses
General & Administrative Expenses	160,675	105,037
Depreciation and Amortization Expense	20,643	16,209
Total Operating Expenses	181,318	121,246

Net Income (Loss) from Operations	145,354	26,293

Other Expenses (Income)
Interest Income	(2,751)	-
Gain on Sale of Asset	(4,848)	-
Interest Expense - Net	3,052	6,025
Total Other Expenses (Income)	(4,547)	6,025

Net Income	$149,901	$20,268

The accompanying notes are an integral part of these financial statements.

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RF Specialties, LLC

Statements of Members’ Equity (Deficit)

	Members’ Equity	Retained	Total Members’ Equity
	Amount	Earnings	(Deficit)
Balance, December 31, 2020	$(494,012)	$490,101	$(3,911)

Distribution to Member(s)	(24,583)	-	(24,583)

Net Income	-	20,268	20,268

Balance, December 31, 2021	(518,595)	510,369	(8,226)

Distribution to Member(s)	(21,405)	-	(21,405)

Net Income	-	149,901	149,901

Balance, December 31, 2023	$(540,000)	$660,270	$120,270

The accompanying notes are an integral part of these financial statements.

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RF Specialties, LLC

Statements of Cash Flows

For the years ended December 31, 2022 and 2021

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$149,901	$20,268
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(4,848)	-
Depreciation expense	20,643	16,210
Changes in operating assets and liabilities:
Accounts receivable	15,989	(5,999)
Other assets	1,250	-
Accounts payable	2,932	(8,240)
Accrued expenses	(3,301)	3,301

CASH PROVIDED BY OPERATING ACTIVITIES	182,566	25,540

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(108,424)	(8,000)

CASH USED IN INVESTING ACTIVITIES	(108,424)	(8,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable	-	31,045
Payments on loans payable	(22,392)	(28,199)
Distribution to member(s)	(21,405)	(24,583)

CASH USED IN FINANCING ACTIVITIES	(43,797)	(21,737)

NET INCREASE (DECREASE) IN CASH	30,345	(4,197)
CASH AT BEGINNING OF PERIOD	5,571	9,768

CASH AT END OF PERIOD	$35,916	$5,571

NON-CASH TRANSACTIONS
Vehicles acquired with loans payable	$108,331	$-
Loans payable settled with vehicle trade-in	$45,000	$-

The accompanying notes are an integral part of these financial statements.

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RF Specialties, LLC

Notes to the Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies

Company Operations

RF Specialties, LLC is an innovative company pushing the boundaries of sustainable Radio Frequency applications. For over 12 years RF Specialties has addressed companies’ most pressing challenges by implementing automated Radio Frequency Technology in a sustainable way reducing energy costs and increasing speed to market when compared to traditional methods. By bringing Radio Frequency applications to market RF Specialties has successfully elevated a wide range of industries including structural engineering, food & beverage, and manufacturing.

Basis of Presentation

The accompanying audited financial statements for RF Specialties, LLC were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information. In management’s opinion, the audited financial statements include all material adjustments, all of which are of a normal and recurring nature, necessary to present fairly the Company’s financial position as of December 31, 2022, and 2021.

Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has had minimal working capital since inception and expects to continue to have minimal working capital. The Company’s management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Revenue Recognition

The Company provides products and services for automated Radio Frequency applications. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

Basis of Accounting and Use of Estimates

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United State of America (US GAAP).

The preparation of the financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid temporary cash investments with original maturities of three months or less are considered to be cash equivalents.

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Note 1:	Summary of Significant Accounting Policies (Continued)

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company’s cash balances may be in excess of the insured limit.

Other Assets

Prepaid expenses consist of deposits on rented or leased space. These amounts are recognized as an expense in the period the related service or benefit is received.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets. Furniture and fixture assets are depreciated over seven years, vehicles are depreciated over five years, and computer and equipment are depreciated over three years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditures for maintenance and repairs are expensed as incurred.

On September 19, 2022, the Company sold a 2020 Ford Expedition in conjunction with the acquisition of another vehicle. The Ford Expedition had a cost of $66,947 with a net book value of $40,152 on the date of the sale. The trade in resulted in a credit of $45,000 applied against the new vehicle purchase and a gain of $4,848 being recorded on the sale.

Leases

Management determines if an arrangement is a lease at the inception of the agreement. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liability on the accompanying consolidated balance sheet. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the rate implicit in the lease agreement, when available, or a discount rate based on the information available at the commencement date in determining the present value of lease payments. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

The Company evaluated all rental agreements for the years ended December 31, 2022, and 2021 noting no ROU Assets or Liabilities existed for these years ended.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. During the years ended December 31, 2022, and 2021, no impairment expense was recognized.

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Note 1:	Summary of Significant Accounting Policies (Continued)

Accounts Receivable and the Allowances for Doubtful Accounts

Accounts receivable are recorded in the period when the right to receive payment or other consideration becomes unconditional. Accounts receivable are recorded at the invoiced amount and do not earn interest.

The Company maintains an allowance for doubtful accounts based upon the best estimate of probable credit losses in existing accounts receivable. The Company determines the allowance based upon individual accounts when information indicates the customers may have an inability to meet their financial obligations, as well as historical collection and write-off experience. The company had an accounts receivable balance of $7,533 net of zero allowance for doubtful accounts as of December 31, 2022. The company had an accounts receivable balance of $23,522 net of zero allowance for doubtful accounts as of December 31, 2021.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurement

GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. As of December 31, 2022 and 2021, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by GAAP.

The hierarchy of fair value valuation techniques under GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using cash or unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

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Note 1:	Summary of Significant Accounting Policies (Continued)

None of the Company’s assets or liabilities were measured at fair value as of December 31, 2022, or 2021. However, GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of trade receivables, accounts payable, accrued liabilities, loans payable, and the secured credit facilities. The estimated fair value of trade receivables, accounts payable, and accrued liabilities approximate their carrying value due to the short period of time to their maturities. As of December 31, 2022, and 2021, the principal amounts of the Company’s loans payable approximate fair value.

Recently Adopted Accounting Pronouncements

In October 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, (“ASU 2021-08”) which requires an entity to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, Revenue Recognition. This ASU is effective for annual and interim periods beginning after December 15, 2022. Early adoption is permitted. The Company early adopted ASU 2021-08 for the year ended December 31, 2021.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, (“ASU 2020-06”) which simplifies the accounting for convertible instruments by eliminating the beneficial conversion feature and cash conversion models. Certain convertible instruments will be accounted for as a single unit of account, unless the conversion feature requires bifurcation and recognition as a derivative. Additionally, this ASU simplifies the earnings per share calculation, by eliminating the treasury stock method and requiring entities to use the if-converted method. This guidance is effective for annual periods beginning after December 31, 2021 with early adoption permitted. The Company early adopted ASU 2020-06 for the year ended December 31, 2021.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326)” (“ASU 2016-13”). The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02-Leases (Topic 842), which significantly amends the way companies are required to account for leases. Under the updated leasing guidance, some leases that did not have to be reported previously are now required to be presented as an asset and liability on the balance sheet. In addition, for certain leases, what was previously classified as an operating expense must now be allocated between amortization expense and interest expense. ASU 2016-02 is effective for the Company in the first quarter of its fiscal year ending December 31, 2019 using a modified retrospective approach with the option to elect certain practical expedients. The Company adopted ASU 2016-02 for the year ended December 31, 2021.

Income Taxes

The Company is a limited liability company recognized as a partnership for income tax purposes. Accordingly, federal income taxes on the net earnings of the Company are payable by the Member individually and no provision for federal income taxes is included in the accompanying financial statements.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. Accordingly, only those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities are recognized. The Company’s management has reviewed the Company’s tax positions and determined there were no significant outstanding or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities.

Based upon its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax periods ended December 31, 2020, through December 31, 2022, for U.S. Federal and applicable state returns, the tax years which principally remain subject to examination by major tax jurisdictions as of December 31, 2022.

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Note 2:	Related Parties

The Company is 100% owned by the sole owner Keith Mort. During the years ended December 31, 2022, and 2021, distributions to the owner were $21,405 and $24,583, respectively.

Note 3:	Other Assets

Other Assets consists of a deposit on a 12-month rental agreement as of December 31, 2021. Other assets as of December 31, 2022, were zero.

Note 4:	Accounts Payable and Accrued Expenses

The Company’s accounts payable was $26,015 and $23,083 as of December 31, 2022 and 2021, respectively and consists of trade payables.

The Company’s accrued expenses was $0 and $3,301 as of December 31, 2022, and 2021, respectively and consists of accrued interest on loans payable.

Note 5:	Contingencies and Concentration of Risks

Contingencies

The Company is subject to various claims that arise in the normal course of business. In the opinion of management, the ultimate disposition of such claims will not have a material adverse effect on the financial position or results of operations of the Company.

Concentration of risks

Four of the Company’s customers accounted for more than 10% of its revenues as of December 31, 2022, Customer A with 25%, Customer B with 24%, Customer C with 22% and Customer D with 18%. Two of the Company’s customers accounted for more than 10% of its revenues as of December 31, 2021, Customer A with 42% and Customer B with 15%.

Two of the Company’s customers accounted for more than 10% of its accounts receivable as of December 31, 2022, Customer A with 80% and Customer B with 20%. . Two of the Company’s customers accounted for more than 10% of its accounts receivable as of December 31, 2021, Customer A with 73% and Customer B with 22%.

Note 6:	Member’s Equity

The Company is 100% owned by the sole owner Keith Mort. During the years ended December 31, 2022, and 2021, distributions to the owner were $21,405 and $24,583, respectively.

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Note 7:	Loans Payable

Loans payable for the years ended December 31, 2022, and 2021 are listed in the table below:

Loans	Origination Date	Interest Rate	12/31/21 Balance	2022 Borrowings	2022 Repayments	12/31/22 Balance
Loan Payable - Ally	3/12/2020	5.79%	41,869	-	41,869	-
Loan Payable - Mercedes	9/19/2022	6.79%	-	72,393	684	71,709
Loan Payable - Dodge	6/18/2022	0.00%	-	35,938	4,991	30,947
Line of Credit - Wells Fargo	Various	11.25%	24,696	-	24,696	-
Total			$66,565	$108,331	$72,240	$102,656

Interest expense of $3,052 was recorded in the year ended December 31, 2022. Accrued interest as of December 31, 2022, was $0.

On September 19, 2022, the Company sold a 2020 Ford Expedition in conjunction with the acquisition of another vehicle. The Ford Expedition had a cost of $66,947 with a net book value of $40,152 on the date of the sale. The trade in resulted in a credit of $45,000 applied against the new vehicle purchase and a gain of $4,848 being recorded on the sale.

During the year ended December 31, 2022, the Company acquired two vehicles through financing in the amount of $108,331. During the year ended December 31, 2022, the Company repaid various loan payables and a line of credit for a total amount of $30,372 in repayments.

Loans	Origination Date	Interest Rate	12/31/20 Balance	2021 Borrowings	2021 Repayments	12/31/21 Balance
Loan Payable - Ally	3/12/2020	5.79%	52,669	-	10,800	41,869
Line of Credit - Wells Fargo	Various	11.25%	11,050	31,045	17,399	24,696
Total			$63,719	31,045	$28,199	$66,565

Interest expense of $6,025 was recorded in the year ended December 31, 2021. Accrued interest as of December 31, 2021, was $3,301.

During the year ended December 31, 2021, the Company borrowed $31,045 under a line of credit. During the year ended December 31, 2021, the Company repaid various loan payables and a line of credit for a total amount of $28,199 in repayments.

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Note 7:	Loans Payable (continued)

The following is a summary of the future minimum payments of loans payable:

Year Ending
December 31,
2023	$21,774
2024	22,460
2025	19,201
2026	12,000
2027 and Thereafter	27,221
$102,656

Note 8:	Property and Equipment

Property and equipment consisted of the following as of December 31:

	2022	2021
Furniture & fixtures	$2,101	$2,100
Equipment	24,505	9,699
Vehicles	196,870	66,947
Computer equipment	5,778	5,778
Less accumulated depreciation	(23,762)	(30,144)
Total property and equipment, net	$205,492	$54,380

Purchases of property and equipment totaled $108,424 and $8,000 for the years ended December 31, 2022, and 2021, respectively, with $108,331 of the 2022 additions being financed. Depreciation expense totaled $20,643 and $16,210 for the years ended December 31, 2022, and 2021, respectively.

A gain of $4,848 was recorded in the year ended December 31, 2022, for the September 19, 2022, sale of a 2020 Ford Expedition in conjunction with the acquisition of another vehicle. The Ford Expedition had a cost of $66,947 with a net book value of $40,152 on the date of the sale. The trade-in resulted in a credit of $45,000 applied against the new vehicle purchase and a gain of $4,848 being recorded on the sale.

Note 9:	Interest Income

The Company recorded $2,751 of interest income during the year ended December 31, 2022, for late fees charged to customers on invoices.

Note 10:	Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 24, 2024, the date these financial statements were available to be issued. Other than those disclosed below, Management was not aware of any subsequent events requiring additional accrual or disclosure in the accompanying financial statements.

On January 19, 2023, the Company entered into an Exchange Agreement (the “Exchange Agreement”), by and between the Company, MDwerks, Inc. (“MDwerks”) and Keith A. Mort as the sole member of the Company. Pursuant to the terms of the Exchange Agreement, MDwerks agreed to acquire from Mr. Mort, and Mr. Mort agreed to sell to MDwerks, 100% of the equity interests and membership interests of the Company, in exchange for the issuance by MDwerks to Mr. Mort of 7,500,000 shares of MDwerk’s common stock, par value $0.001 per share (the “Exchange”). The transaction closed on December 27, 2023. Immediately following the Exchange, RFS became a wholly owned subsidiary of MDwerks.

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